FOR IMMEDIATE RELEASE

MCF Corporation Announces Earnings for the Third Quarter 2004

— Raises $6 million in Strategic Alliance with London Merchant Securities —

San Francisco, CA, November 9, 2004 — MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today reported revenue of $6,303,000 for the third quarter of 2004. This represents a 19% decline in revenue compared to the third quarter of 2003.

Net loss for the third quarter 2004 was $1,029,000, or $0.02 per diluted share, compared to net income $1,387,000, or $0.02 per diluted share for the similar period in 2003. The net loss for the third quarter 2004 follows four consecutive quarters of profitability and is due to a decrease in investment banking activity which was impacted by a difficult capital markets environment. This decrease was partially offset by strong growth in institutional brokerage revenue which grew by 74% compared to the third quarter of 2003.

For the first nine months of 2004, revenue totaled $26,536,000 compared to $12,219,000 for the similar period in 2003, representing a 117% increase. Net income for the first nine months of 2004 totaled $708,000, or $0.01 per diluted share compared to $2,319,000 or $0.05 per diluted share for the first nine months of 2003. The results for the first nine months of 2003 included a non-cash gain on the retirement of convertible notes payable and non-cash interest expense related to the amortization of long-term debt discounts and debt issuance costs.

“The difficult capital markets environment we experienced during the third quarter had a direct impact on our investment banking revenue,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “As we have stated, the investment banking business is difficult to predict but we can, and will, do much better as we expand our product platform. Despite this slowdown, our revenue for the first nine months of 2004 was 45% greater than our total revenue for all of 2003 and I am pleased with the strong growth of our sales and trading revenue year-over-year. Market conditions have improved since the end of the third quarter and our investment banking pipeline is picking up.

“Recently, we have been able to attract increasingly senior producers in both banking and sales. These new hires, along with the energy and enthusiasm of our current team, put us in a very favorable position for 2005,” concluded Merriman.

Greg Curhan, president of Merriman Curhan Ford & Co., stated, “During the third quarter our investment banking activities continued to diversify. We completed the firm’s largest M&A advisory transaction during the quarter and have maintained the firm’s high national ranking in the private placement business. We were a co-manager on our first Initial Public Offering. Year to date we have co-managed eight public offerings and we have two more in registration scheduled to be completed in 2004. In 2003 we were a co-manager on one public offering. We have been selected to lead manage three public offerings which, if everything proceeds according to schedule, could be in the market in the first half of 2005. Our intention has always been to be able to offer corporate clients the full spectrum of investment banking activities and we are increasingly able to demonstrate this capability with each completed transaction.”

Highlights for Merriman Curhan Ford & Co. and MCF Corporation during the third quarter 2004 include:

o	In August 2004, the Company entered into a strategic alliance with London Merchant Securities plc, or LMS. In conjunction with this alliance, LMS made a private investment of $6.0 million in MCF Corporation;

o	Scott Potter, an LMS managing director, also became a member of MCF Corporation's Board of Directors. Mr. Potter is a seasoned technology executive who joined LMS from Inktomi Corporation. Mr. Potter was previously CEO of Quiver, Inc., a venture-backed software company;

o	Gregory Curhan was selected to lead the growth of MCF Asset Management in addition to his role as president of Merriman Curhan Ford & Co.;

o	Charles White, formerly the president of MCF Asset Management, became chief investment strategist at Merriman Curhan Ford & Co. and is responsible for a new research product called “Technical Takes” which focuses on a list of ten companies from a technical analysis point of view;

o	In September, Merriman Curhan Ford & Co. held its First Annual Investor Summit in San Francisco. The Summit exceeded the firm’s high expectations with CEOs and senior executives from over 100 fast-growing companies making investor presentations to over 800 attending institutional investors;

o	Merriman Curhan Ford & Co. announced that it will be expanding its San Francisco presence and moving to 600 California Street by year-end 2004 and that the firm’s New York and Boston offices moved to 520 Madison Avenue and 265 Franklin Street, respectively, to accommodate the steady growth the firm is experiencing;

o	Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF), was selected as the clearing broker for Merriman Curhan Ford & Co. The firm expects the move to generate substantial savings on its overall clearing costs;

o	The sales and trading business grew by 74% year-over-year, despite a decline in NASDAQ volume over the same period. Growth occurred both in volume and pricing;

o	In the third quarter 2004, active institutional client accounts increased 84% compared to the third quarter 2003;

o	Michael Cooney, formerly the institutional sales manager of Harris Nesbitt Gerard’s Boston Office, was hired to establish Merriman Curhan Ford &Co.‘s Boston presence;

o	For the first nine months of 2004, Merriman Curhan Ford & Co. was ranked 9th nationwide in terms of the number of private investment in public equity (“PIPE”) transactions completed and 19th nationwide among placement agents in terms of dollar amount (both statistics according to PrivateRaise.com as of November 1, 2004).

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Conference Call for Third Quarter 2004 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s third quarter 2004 results with investors and financial analysts on Tuesday, November 9, 2004 at 1:30 PM (Pacific Time). Interested listeners and participants may access the live conference call by dialing (800) 474-8920 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About Merriman Curhan Ford & Co. and MCF Corporation (AMEX:MEM)

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on emerging growth companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of emerging growth equities. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC. MCF Corporation (AMEX:MEM) is a financial services holding company that provides research, capital markets services, asset management, corporate and venture services, and investment banking through its operating subsidiaries, Merriman Curhan Ford & Co. and MCF Asset Management, LLC. MCF Asset Management, LLC manages alternative investment vehicles through a fund of funds and will engage in fixed income asset management for corporate clients.

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Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recent Form 10-Q filed on November 9, 2004. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

At the Company:
John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

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MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003

Revenue:
Commissions	$4,805,372	$2,757,379	$15,770,617	$5,759,313
Principal transactions	155,602	261,132	1,264,122	992,655
Investment banking	1,340,750	4,752,164	9,478,007	5,464,904
Other	1,623	1,646	23,595	2,311

Total revenue	6,303,347	7,772,321	26,536,341	12,219,183

Operating expenses:
Compensation and benefits	5,170,358	4,824,660	18,953,618	7,991,480
Brokerage and clearing fees	588,099	375,849	1,887,754	941,903
Professional services	346,151	288,019	979,198	516,994
Occupancy and equipment	219,511	100,585	596,383	260,566
Communications and technology	383,015	227,193	984,774	612,135
Depreciation and amortization	38,780	24,823	96,641	57,102
Other	1,015,887	429,554	2,254,516	1,209,615

Total operating expenses	7,761,801	6,270,683	25,752,884	11,589,795

Operating income (loss)	(1,458,454)	1,501,638	783,457	629,388
Interest income	24,428	7,300	60,145	19,034
Interest expense	(20,451)	(122,057)	(97,648)	(1,418,118)
Gain on retirement of convertible note payable	—	—	—	3,088,230

Income (loss) before income taxes	(1,454,477)	1,386,881	745,954	2,318,534
Income tax benefit (expense)	425,630	—	(37,715)	—

Net income (loss)	$(1,028,847)	$1,386,881	$708,239	$2,318,534

Net income (loss) per share:
Basic	$(0.02)	$0.05	$0.01	$0.06
Diluted	$(0.02)	$0.02	$0.01	$0.05
Weighted average common shares outstanding:
Basic	59,919,209	27,629,195	57,094,385	25,771,978
Diluted	59,919,209	66,384,215	76,958,136	37,546,365

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MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	September 30, 2004	December 31, 2003

ASSETS
Cash and cash equivalents	$14,273,852	$6,142,958
Securities owned:
Marketable, at fair value	1,568,936	608,665
Not readily marketable, at estimated fair value	197,683	637,533
Restricted cash	775,000	500,000
Due from clearing broker	1,254,620	775,697
Accounts receivable, net	571,544	498,236
Equipment and fixtures, net	458,918	192,421
Prepaid expenses and other assets	849,914	325,096

Total assets	$19,950,467	$9,703,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$455,928	$179,620
Commissions payable	1,468,167	1,006,192
Accrued liabilities	1,460,667	1,149,321
Due to clearing and other brokers	109,738	154,995
Securities sold, not yet purchased	67,476	225
Capital lease obligation	335,165	24,401
Convertible notes payable, net	409,549	520,612
Notes payable	1,343,159	1,407,370

Total liabilities	5,649,849	4,442,736

Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 and 657,201 shares issued and outstanding as of September 30, 2004 and December 31, 2003, respectively; aggregate liquidation preference of $0	—	66
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of September 30, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of September 30, 2004 and December 31, 2003; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 65,911,625 and 55,951,675 shares issued; and 65,831,625 and
55,871,675 shares outstanding as of September 30, 2004 and December 31, 2003, respectively	6,583	5,587
Treasury stock	(363,653)	(363,653)

Additional paid-in capital	107,428,104	95,870,008
Deferred compensation	(3,167,191)	(1,244,490)
Accumulated deficit	(89,603,225)	(89,006,308)

Total stockholders' equity	14,300,618	5,261,210

Total liabilities and stockholders' equity	$19,950,467	$9,703,946

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